Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in Registration Statements on Form S-3 (No. 333-194944, No. 333-189830 and No. 333-175469) and on Form S-8 (No. 333-172891, No. 333-187563, and No. 333-191248) of Xtant Medical Holdings, Inc. (the “Company”) of our report dated March 24, 2016 with respect to the consolidated financial statements of the Company included in this Annual Report on Form 10-K for the year ended December 31, 2015.

/s/ EKS&H LLLP

March 24, 2016

Denver, Colorado